UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

FIRST UNITED ETHANOL, LLC
 (Exact name of small business issuer as specified in its charter)

Georgia	333-130663	20-2497196
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4615 Back Nine Road, Pelham, Georgia	31779
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 522-2822

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Railroad Car Lease Agreement

On November 9, 2007, First United Ethanol, LLC (“FUEL”) entered into a Railroad Car Lease Agreement (“Railroad Car Agreement”) with Trinity Industries Leasing Company, a Delaware corporation (“Trinity”). The effective date of the Railroad Car Agreement is November 5, 2007. The Railroad Car Agreement provides for a lease of one hundred fifty (150) railcars for an initial term of no less than one hundred twenty (120) months at a monthly rental rate of approximately $745 per railcar per month. The monthly rental rate is subject to a one-time adjustment to reflect any increase in the anticipated cost of the raw materials required to build the railcars and a one-time adjustment based on the initial delivery date of the cars. The Railroad Car Agreement also provides for an escalation of the monthly rental rate in the event a railcar travels more than thirty thousand (30,000) miles in any calendar year. As a condition of the lease, FUEL shall deliver an irrevocable letter of credit in the amount of twelve months rental payments to Trinity by December 15, 2007.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)

Exhibit No.	Description
99.1	Railroad Car Lease Agreement between First United Ethanol, LLC and Trinity Industries Leasing Company, dated November 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED ETHANOL, LLC

November 16, 2007
Date

/s/ Anthony J. Flagg
Anthony J. Flagg, Chief Executive Officer

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